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EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statements No. 33-82818, No. 33-82992 and 333-71519 of Cold Metal Products, Inc. on Form S-8 of our report dated May 12, 2000, October 24, 2000, as to Note 12 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), appearing in this Annual Report on Form 10-K/A of Cold Metal Products, Inc. for the year ended March 31, 2000.


/S/ DELOITTE & TOUCHE
Cleveland, Ohio
December 5, 2000


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